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                                                                    EXHIBIT 23.1
                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 33-97618) of Total Renal Care Holdings Inc. of our report dated June 15, 2000 relating to the financial statements of the Total Renal Care, Inc. Retirement Savings Plan, which appears in this Form 11-K.



PricewaterhouseCoopers LLP
Hartford, Connecticut
June 26, 2000